Exhibit 20.1

                         MONTHLY SERVICER'S CERTIFICATE
                              First USA Bank, N.A.
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                    For the April 12, 2000 Determination Date
                           For the 32nd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

      1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

      2 First USA Bank, N.A. is Servicer under the Pooling and Servicing Agreement.

      3  The undersigned is a Servicing Officer.

      4 The date of this Certificate is April 12, 2000, which is a Determination Date under the Pooling and Servicing Agreement.

      5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $129,501,882

         (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $14,372,716

         (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $115,129,166

      6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $925,494,582

      7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

      8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

         None.

      9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $210,114,995

     10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

     11  Monthly Period Trust Activity

     (a) Trust Activity                                                      Total Trust
        =====================================================           =======================
         Beginning Aggregate Principal Receivables                                 923,446,721
         Beginning Excess Funding Account Balance                                            0
         Beginning Total Principal Balance                                         923,446,721
         Collections of Finance Charge Receivables                                  14,372,716
         Discount Percentage                                                                 0
         Discount Option Receivables Collections                                             0
         Net Recoveries                                                                      0
         Total Collections of Finance Charge Receivables                            14,372,716
         Total Collections of Principal Receivables                                115,129,166
         Net Default Amount                                                          2,937,600
         Minimum Aggregate Principal Receivables Balance                           700,000,000
         Ending Aggregate Principal Receivables                                    910,114,995
         Ending Excess Funding Account Balance                                               0
         Ending Total Principal Balance                                            910,114,995

     (b) Series Allocations                                                 Series 1997-1        Series 1998-1       All Series
        =====================================================           ============================================================
         Group Number                                                                        1                 2
         Investor Interest                                                         300,000,000       400,000,000        700,000,000
         Adjusted Investor Interest                                                300,000,000       400,000,000        700,000,000
         Principal Funding Account Balance                                                   0                 0                  0
         Minimum Transferor Interest                                                                                     63,708,050

     (c) Group I Allocations                                                Series 1997-1        Total Group I
        =====================================================           =========================================
         Investor Finance Charge Collections                                         4,669,262         4,669,262
         Investor Monthly Interest                                                   1,559,105         1,559,105
         Investor Monthly Fees (Servicing Fee)                                         375,000           375,000
         Investor Default Amounts                                                      954,338           954,338
         Investor Additional Amounts                                                         0                 0
         Total                                                                       2,888,442         2,888,442

         Reallocated Investor Finance Charge Collections                             4,669,262         4,669,262
         Available Excess                                                            1,780,820         1,780,820

     12  Series 1997-1 Certificates

                                                                            Series 1997-1          All Other        Transferor's
     (a) Investor/Transferor Allocations                    Trust              Interest             Series            Interest
        ============================================================================================================================
         Beginning Investor/Transferor Amounts              923,446,721            300,000,000       400,000,000        223,446,721
         Beginning Adjusted Investor Interest               923,446,721            300,000,000       400,000,000
         Floating Investor Percentage                        100.00000%             32.486985%        43.315980%
         Fixed Investor Percentage                             0.00000%               0.00000%          0.00000%
         Collections of Finance Chg. Receivables             14,372,716              4,669,262         6,225,683
         Collections of Principal Receivables               115,129,166             37,401,995        49,869,327
         Net Default Amount                                   2,937,600                954,338         1,272,450

         Ending Investor/Transferor Amounts                 910,114,995            300,000,000       400,000,000        210,114,995

Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                                                   Collateral
     (b) Monthly Period Funding Requirements               Class A             Class B              Interest            Total
        ============================================================================================================================
         Principal Funding Account                                    0                      0                 0                  0
         Principal Funding Investment Proceeds                        0                      0                 0                  0
         Withdrawal from Reserve Account                              0                      0                 0                  0
         Available Reserve Account Amount                             0                      0                 0                  0
         Required Reserve Account Amount                              0                      0                 0                  0

         Coupon                                                6.15000%               6.35000%          6.60375%           6.23642%
         Floating Investor Percentage                         28.10124%               2.27409%          2.11165%          32.48699%
         Fixed Investor Percentage                                    0                      0                 0                  0
         Investor Monthly Interest                            1,329,938                111,125           118,042          1,559,105
         Overdue Monthly Interest                                     0                      0                 0                  0
         Additional Interest                                          0                      0                 0                  0
                 Total Interest Due                           1,329,938                111,125           118,042          1,559,105
         Investor Default Amounts                               825,502                 66,804            62,032            954,338
         Investor Monthly Fees                                  324,375                 26,250            24,375            375,000
         Investor Additional Amounts                                  0                      0                 0                  0
                 Total Due                                    2,479,815                204,179           204,449          2,888,442

                                                                                                   Collateral
     (c) Certificates - Balances and Distributions         Class A             Class B              Interest            Total
        ============================================================================================================================
         Beginning Investor Interest                        259,500,000             21,000,000        19,500,000        300,000,000
         Monthly Principal-Prin. Funding Account                      0                      0                 0                  0
         Principal Payments                                           0                      0                 0                  0
         Interest Payments                                    1,329,938                111,125           118,042          1,559,105
         Total Payments                                       1,329,938                111,125           118,042          1,559,105
         Ending Investor Interest                           259,500,000             21,000,000        19,500,000        300,000,000

     (d) Information regarding Payments in respect of the Class A Certificates
         (per $1,000 original certificate principal amount)
         1.  Total Payment                                                                                                 5.125000
         2.  Amount of Payment in respect of Class A Monthly Interest                                                      5.125000
         3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                     0
         4.  Amount of Payment in respect of Class A Additional Interest                                                          0
         5.  Amount of Payment in respect of Class A Principal                                                                    0

     (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
         1.  Total amount of Class A Investor Charge-Offs                                                                         0
         2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                              0
         3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                   0
         4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
              principal amount                                                                                                    0
         5.  The amount, if any, by which the outstanding Principal Balance of the Class A
              Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
              transactions on such Distribution Date                                                                              0

     (f) Information regarding Payments in respect of the Class B Certificates
         (per $1,000 original certificate principal amount)
         1.  Total Payment                                                                                                 5.291667
         2.  Amount of Payment in respect of Class B Monthly Interest                                                      5.291667
         3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                     0
         4.  Amount of Payment in respect of Class B Additional Interest                                                          0
         5.  Amount of Payment in respect of Class B Principal                                                                    0

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)
     (g) Amount of reductions in Class B Investor Interest pursuant to clauses
         (c), (d) and (e) of the definition of Class B Investor Interest
         1.  Amount of reductions in Class B Investor Interest                                                                    0
         2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
              principal amount                                                                                                    0
         3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                        0
         4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
              $1,000 original certificate principal amount                                                                        0
         5.  The amount, if any, by which the outstanding Principal Balance of the Class B
              Certificates exceeds the Class B Investor Interest after giving effect to all
              transactions on such Distribution Date                                                                              0

     (h) Information regarding Distribution in respect of the Collateral Interest
         1.  Total distribution                                                                                            6.053438
         2.  Amount of distribution in respect of Collateral Monthly Interest                                              6.053438
         3.  Amount of distribution in respect of Collateral Overdue Interest                                                     0
         4.  Amount of distribution in respect of Collateral Monthly Principal                                                    0

     (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
         of the definition of Collateral Interest
         1.  Amount of reductions in Collateral Interest                                                                          0
         2.  Total amount reimbursed in respect of reductions of Collateral Interest                                              0

     (j) Application of Reallocated Investor Finance Charge Collections
         1.  Class A Available Funds                                                                                      4,038,912

              a.  Class A Monthly Interest                                                                                1,329,938
              b.  Class A Overdue Monthly Interest                                                                                0
              c.  Class A Additional Interest                                                                                     0
              d.  Class A Servicing Fee                                                                                     324,375
              e.  Class A Investor Default Amount                                                                           825,502

              f.   Excess Spread                                                                                          1,559,097

         2.  Class B Available Funds                                                                                        326,848

              a.  Class B Monthly Interest                                                                                  111,125
              b.  Class B Overdue Monthly Interest                                                                                0
              c.  Class B Additional Interest                                                                                     0
              d.  Class B Servicing Fee                                                                                      26,250

              e.  Excess Spread                                                                                             189,473

         3.  Collateral Holder Available Funds                                                                              303,502

              a.  Excess Spread                                                                                             303,502

         4.  Total Excess Spread                                                                                          2,052,072

Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)
     (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
          1. Beginning Excess Spread                                                                                      2,052,072
          2. Excess Finance Charge Collections                                                                                    0
          3. Applied to fund Class A Required Amount                                                                              0
          4. Unreimbursed Class A Investor Charge-Offs                                                                            0
          5. Applied to fund Class B Required Amount                                                                         66,804
          6. Reductions of Class B Investor Interest treated as Available Principal Collections                                   0
          7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                  118,042
          8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                  24,375
          9. Collateral Investor Default Amount treated as Available Principal Collections                                   62,032
         10. Reductions of Collateral Interest treated as Available Principal Collections                                         0
         11. Deposit to Reserve Account (if required)                                                                             0
         12. Applied to other amounts owed to Collateral Interest Holder                                                          0
         13. Balance to constitute Excess Finance Charge Collections for other series                                     1,780,820

     13  Trust Performance
     (a) Delinquencies
         1.  30-59 days                                                                                                  10,145,301
         2.  60-89 days                                                                                                   6,380,034
         3.  90 days and over                                                                                            13,886,573
         4.  Total 30+ days delinquent                                                                                   30,411,907

     (b) Base Rate
              a.  Current Monthly Period                                                                                   8.23642%
              b.  Prior Monthly Period                                                                                     8.17172%
              c.  Second Prior Monthly Period                                                                              8.15206%
     (c) Three Month Average Base Rate                                                                                     8.18673%

     (d) Portfolio Yield (gross portfolio yield less net defaults)
              a.  Current Monthly Period                                                                                  14.85970%
              b.  Prior Monthly Period                                                                                    14.49696%
              c.  Second Prior Monthly Period                                                                             12.81286%
     (e) Three Month Average Portfolio Yield                                                                              14.05650%

     (f) Excess Spread Percentage
              a.  Current Monthly Period                                                                                   7.12328%
              b.  Prior Monthly Period                                                                                     6.82523%
              c.  Second Prior Monthly Period                                                                              5.16079%
     (g) Three Month Average Excess Spread Percentage                                                                      6.36977%

     (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                               14.02375%

     (i) Portfolio Adjusted Yield                                                                                          6.62328%

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of April

                                          First USA Bank, N.A., as Servicer

                                          By:    /s/ Tracie Klein
                                          --------------------------------------
                                          Name:  Tracie Klein
                                          Title: First Vice President